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                                                                    EXHIBIT 10.1

                              AGREEMENT OF SUBLEASE

            This Agreement of Sublease (this "SUBLEASE") is made as of the 4th day of May 2004 by and between RSA Security Inc., a Delaware corporation with offices at 174 Middlesex Turnpike, Bedford, Massachusetts (hereinafter referred to as "SUBLANDLORD"), and Empirix Inc., a Delaware corporation with offices at 1430 Main Street, Waltham, MA 02451 (hereinafter referred to as "SUBTENANT").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Lease by and between Beacon Properties, L.P., and assigned to MA-Crosby Corporate Center, L.L.C. on _______________ (the "PRIME LANDLORD") and Sublandlord (f/k/a Security Dynamics Technologies, Inc.) dated March 11, 1996, as amended by a First Amendment to Lease dated May 10, 1997 and by a Second Amendment to Lease dated April 8, 1998 and by a Third Amendment to Lease dated May 9, 2000 (the "PRIME LEASE" a copy of which Prime Lease, redacted as appropriate, is attached hereto as EXHIBIT A), Sublandlord has leased, inter alia, space located at the Crosby Corporate Center, known in the Prime Lease as Building 1, 20 Crosby Drive, Bedford, Massachusetts (the "BUILDING");

            WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of Building as set forth below (hereinafter referred to as the "DEMISED PREMISES"); and

            WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

            1. Demised Premises. Subject to and contingent upon the written consent of the Prime Landlord, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas relating to the Building as set forth in the Prime Lease. The Demised Premises is agreed to be approximately 61,000 square feet of gross rentable area (the "RENTABLE AREA"), consisting of 35,000 square feet on the second floor of the Building, and 26,000 square feet on the first floor of the Building, and are outlined on EXHIBIT B attached hereto and made a part hereof. Subtenant shall have the right to use, at its sole cost, the Building's UPS, supplemental cooling systems and generator. Sublandlord warrants that such UPS, supplemental cooling systems and generator (collectively, the "Supplemental Systems") shall be in good working order on the Commencement Date (as defined hereafter).

            Subtenant shall have the option (each time the option is exercised it shall be referred to as an "EXPANSION OPTION"), to be exercised not more than two (2) times during the Term (as defined hereafter), at any time subject to the terms of this Sublease, to expand the Demised Premises in accordance with the provisions of this Section to include the some or all of the space outlined as the Expansion Area on EXHIBIT B-1 attached hereto, consisting of 13,426

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square feet of Rentable Floor Area (the "EXPANSION AREA") on the second (2nd)
floor of the Building. The Expansion Option may be exercised in each case by Subtenant by written notice to Sublandlord (each, an "EXPANSION NOTICE") at any time during the Term (as defined hereafter); provided however that any Expansion Notice must be given prior to the fifteenth day of any month. If Subtenant exercises an Expansion Option, the Subtenant shall so inform the Sublandlord in writing, including a statement of how much of the Expansion Area Subtenant wishes to expand into, and that portion of the Expansion Area shall thereafter be added to the Demised Premises for the remainder of the Term effective fifteen
(15) days after the date of such written notice (the "Effective Date"). Subtenant shall have the right to erect cubicles siding and perform electrical and network wiring work for such cubicles within any portion of the Expansion Area in advance of and prior to its occupancy thereof, and such action shall not constitute "use or occupancy" and shall not be deemed an exercise of the Expansion Option by Subtenant; provided that the work surfaces for such cubicles shall only be installed after Tenant provides an Expansion Notice. Except as set forth in the immediately preceding sentence, if Subtenant occupies any portion of the Expansion Area for any purpose without providing Sublandlord with an Expansion Notice (an "Expansion Event"), Subtenant shall vacate the Expansion Area within two (2) days of its receipt of written notice from Sublandlord; provided, however that Subtenant shall be entitled only to two (2) such Expansion Events and two such associated written notices from Sublandlord during the Term of this Sublease, after which Subtenant's occupancy of any portion of the Expansion Area for any purpose (other than to erect cubicles as stated above) shall be deemed an immediate exercise of the Expansion Option, whether or not Subtenant has given Sublandlord an Expansion Notice. Subtenant's lease of any portion of the Expansion Area shall be on all of the terms and conditions in effect for the Demised Premises immediately prior to such expansion, except that: (i) Base Rent shall be increased in each case as a result of the inclusion of the applicable portion of the Expansion Area expended into by Subtenant, and Subtenant shall pay, commencing on the Effective Date, Base Rent for the applicable portion of the Expansion Area at the same then-current rate payable with respect to the original Demised Premises, and (ii) Subtenant's Proportionate Share for purposes of calculating Operating Costs and Taxes shall be adjusted, commencing on the Effective Date, and shall reflect that Subtenant occupies an additional portion of the Building, up to one hundred percent (100%) of the Building should Subtenant expand into the entire Expansion Area.

      The minimum amount of the Expansion Area to be expanded into by Subtenant in the exercise of any Expansion Option as set forth herein shall be 6,500 square feet of space.

      If Subtenant shall exercise an Expansion Option in accordance with this Section, the provisions of this Section shall be self-operative, but upon request by Sublandlord or Subtenant, the parties shall execute an agreement specifying the area and location of the Demised Premises as expanded, the Base Rent applicable to the applicable portion of the Expansion Area, and the date the Demised Premises are to be, or have been, expanded under that Expansion Option. The Expansion Area shall be delivered to Subtenant in accordance with Exhibit B-1 and Exhibit C, but otherwise in its "as is" condition.

      Notwithstanding any provision of this Section to the contrary, the Expansion Option shall be void, at Sublandlord's election, if Subtenant is in default hereunder, after any applicable notice and cure periods have expired, at the time Subtenant elects to exercise an Expansion

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Option or at the time the Expansion Area would be added to the Demised Premises.
Nothing in this Section shall be construed to grant to Subtenant any rights or interest in any space in the Building (other than the right to occupy the original Demised Premises as set forth herein), and any claims by Subtenant alleging a failure of Sublandlord to comply herewith shall be limited to claims for monetary damages. Subtenant may not assert any rights in any space nor file any lis pendens or similar notice with respect thereto.

            2.    Condition of Demised Premises.

            Sublandlord shall perform those alterations set forth on the attached EXHIBIT C (the "BUILDOUT WORK") in a good and workmanlike manner, and in accordance with plans attached hereto as EXHIBIT D. Sublandlord acknowledges and agrees that the Buildout Work shall be more fully described in a set of plans and specifications and construction documents acceptable to Sublandlord and Subtenant and to be prepared by Margulies & Associates and AHA Engineers (the "Architectural and Engineering Plans") following good engineering practices. The costs for the Buildout Work shall be paid by Sublandlord and Subtenant in accordance with the allocation set forth on EXHIBIT D. Except for Buildout Work, Sublandlord shall deliver the Demised Premises vacant and free of Sublandlord's personalty with all Supplemental Systems in good operating order, and in broom clean but otherwise in its "as is" condition, in accordance with all town, state and local codes, ordinances, regulations and requirements. Except as set forth herein and in the Architectural and Engineering Plans, Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises, and the Subtenant acknowledges that the provisions of Article 4 of the Prime Lease, Article 6 of the First Amendment to the Prime Lease, Article 5 of the Second Amendment to the Prime Lease, or any other provision requiring work to be completed prior to occupancy of the Demised Premises are not applicable to this Sublease. Subtenant's possession of the Demised Premises on the Commencement Date (as defined hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant; provided, however, that Subtenant shall have a period of thirty (30) days following the Commencement Date in which to examine the Demised Premises to determine whether there are any material variations in the Demised Premises from the requirements set forth in EXHIBIT C, EXHIBIT D and/or the Architectural and Engineering Plans. In the event that Subtenant discovers any such variations, Subtenant shall submit a written description of such items (the "Punch List") to Sublandlord within such thirty (30) day period, and Sublandlord shall promptly remedy such variations.

            Sublandlord shall be solely responsible for the cost of the Architectural and Engineering Plans detailing the Buildout Work for the scope of work set forth on the attached EXHIBIT D. To the extent that Subtenant makes material changes or additions to the scope of work set forth on EXHIBIT D, then Subtenant shall be solely responsible for any revised or additional Architectural and Engineering Plans. Sublandlord shall act as construction manager with respect to the Buildout Work, at no additional cost to Subtenant.

            Sublandlord and Subtenant agree to cooperate with each other in order to obtain the certificate of occupancy for the Demised Premises from the Town of Bedford.

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            Subtenant shall make no alterations, additions or improvements to the Demised Premises without the prior written consent of Sublandlord and Prime Landlord (Sublandlord's consent not to be unreasonably withheld or delayed), except that Subtenant shall be allowed to perform certain "SUBTENANT'S WORK" as set forth on EXHIBIT E.

            3.    Term.

      The term of this Sublease shall commence on the later of (i) September 1, 2004 or (ii) the date the Buildout Work is substantially completed, with only minor items remaining to be completed that do not materially interfere with Subtenant's use of the Demised Premises, as evidenced by Subtenant's receipt of a temporary or permanent certificate of occupancy for the Demised Premises from the Town of Bedford, if required (the "COMMENCEMENT DATE") and shall end at midnight on June 30, 2009, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (the "TERM"). A Notice Of Lease Commencement (the form of which is shown on the attached EXHIBIT F ) shall be executed by the Subtenant within five (5) days of its delivery to the Subtenant by the Sublandlord. Notwithstanding the foregoing, if the Buildout Work is not substantially completed, with only minor items remaining to be completed that do not materially interfere with Subtenant's use of the Demised Premises, by October 31, 2004 (other than due to Subtenant fault or delay, force majeur or other causes beyond Sublandlord's reasonable control), then Subtenant may terminate this Sublease by written notice to Sublandlord without payment or penalty.

            Upon execution of this Sublease and receipt of written consent from the Prime Landlord, Subtenant shall be allowed to enter the Demised Premises prior to the Commencement Date solely for purposes of performing Subtenant's Work in preparation for occupancy (the "EARLY OCCUPANCY PERIOD"). Subtenant's use of the Demised Premises during the Early Occupancy Period shall be subject to all terms and conditions of this Sublease except for the obligation to pay Rent.

            4. Use. Subtenant shall use and occupy the Demised Premises solely for general office purposes, research, development, light manufacturing and any uses ancillary thereto all in compliance with the Prime Lease, and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building. Sublandlord represents that it has no actual knowledge that the Demised Premises may not be used such purposes.

            5. Base Rent. Commencing on the Commencement Date, Subtenant shall pay base rent ("BASE RENT") for the Term hereby created as follows:

            September 1, 2004 - August 31, 2005: Seven Hundred Sixty Two Thousand Five Hundred and 00/100 Dollars ($762,500.00)($12.50 per rentable square foot), payable in equal monthly installments of Sixty Three Thousand Five Hundred Forty One and 67/100 Dollars ($63,541.67);

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            September 1, 2005 - August 31, 2006: Seven Hundred Seventy Seven
Thousand Seven Hundred Fifty and 00/100 Dollars ($777,750.00)($12.75 per rentable square foot), payable in equal monthly installments of Sixty Four Thousand Eight Hundred Twelve and 50/100 Dollars ($64,812.50);

            September 1, 2006 - August 31, 2007: Seven Hundred Ninety Three Thousand and 00/100 Dollars ($793,000.00)($13.00 per rentable square foot), payable in equal monthly installments of Sixty Six Thousand Eighty Three and 33/100 Dollars ($66,083.33);

            September 1, 2007 - August 31, 2008: Eight Hundred Eight Thousand Two Hundred Fifty and 00/100 Dollars ($808,250.00)($13.25 per rentable square foot), payable in equal monthly installments of Sixty Seven Thousand Three Hundred Fifty Four and 17/100 Dollars ($67,354.17); and

            September 1, 2008 - June 30, 2009: Six Hundred Eighty Six Thousand Two Hundred Fifty and 00/100 Dollars ($686,250.00)($13.50 per rentable square foot), payable in equal monthly installments of Sixty Eight Thousand Six Hundred Twenty Five and 00/100 Dollars ($68,625.00).

      (The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month, Base Rent from such date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30) of the Base Rent for each day payable in advance. Subtenant will pay said Base Rent by check made payable to Sublandlord and sent to 174 Middlesex Turnpike, Bedford, Massachusetts, or to such other party as Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction whatsoever, except as otherwise provided in the Prime Lease. Base Rent shall be due and payable on the first day of each month.

            6. Security Deposit. (a) Simultaneously with the execution of this Sublease, Subtenant shall provide Sublandlord with an Irrevocable Standby Letter of Credit (the "ORIGINAL LETTER OF CREDIT") which shall be in a form satisfactory to Sublandlord and issued by a bank reasonably acceptable to Sublandlord upon which presentation may be made in Boston, Massachusetts. Sublandlord agrees that Silicon Valley Bank shall be reasonably acceptable to Sublandlord. The Letter of Credit shall be in the amount of Three Hundred Ninety Six Thousand Five Hundred and 00/100 Dollars and 00/100 Dollars ($396,500.00); and shall be for a term of one (1) year, subject to the provisions of subparagraph (b) of this Section 6, with a final expiry date no earlier than August 31, 2009. The Original Letter of Credit and any Replacement Letter(s) of Credit, Substitute Letter(s) of Credit and Additional Letter(s) of Credit (as such terms are defined hereinbelow) are referred to herein collectively and respectively as the "Letter of Credit." Provided that no default has occurred under this Sublease which remains uncured after the conclusion of the applicable Notice Period (as defined below): (i) the Letter of Credit shall be reduced to Two Hundred Sixty Four Thousand Three Hundred Thirty Three and 33/100 Dollars ($264,333.33) on the second anniversary of the Commencement Date; (ii) the Letter of Credit shall be reduced to One Hundred Ninety Eight Thousand Two Hundred Fifty and 00/100 Dollars ($198,250.00) on the third anniversary of the Commencement Date; and (iii) the Letter

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of Credit shall be reduced to One Hundred Thirty Two Thousand One Hundred Sixty
Six and 67/100 Dollars ($132,166.66) on the fourth anniversary of the Commencement Date. In lieu of reducing the Letter of Credit(s), Substitute Letter(s) of Credit may be issued for the reduced amounts as set forth herein).

            (b) The Letter of Credit shall be automatically renewable for successive one (1) year terms, provided, however, that Subtenant shall be required to deliver to Sublandlord a new letter of credit satisfying the conditions set forth in subparagraph (a) of this Section 6 (THE "SUBSTITUTE LETTER OF CREDIT") on or before the date thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect if the issuer of such letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto.

            (c) In the event that Subtenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Sublease, then the Sublandlord shall have the right, but not the obligation, at any time after such event to (1) draw down from said Letter of Credit the amount necessary to cure such default and/or (2) to exercise all rights and remedies Sublandlord may have on account of such default and to draw down from said Letter of Credit the amount which, in Sublandlord's reasonable opinion, is necessary to satisfy Subtenant's liability on account thereof. In the event that Sublandlord elects to cure a default by drawing down said Letter of Credit, Subtenant shall, within ten (10) business days of written demand therefor, deliver to Sublandlord an additional Letter of Credit satisfying the foregoing conditions (the "ADDITIONAL LETTER OF CREDIT"), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Failure by Subtenant to timely deliver to Sublandlord such Additional Letter of Credit shall be a default not susceptible of cure, entitling Sublandlord to exercise any and all remedies pursuant to Section 10 hereof on account thereof.

            (d) In the event Subtenant fails timely to deliver to Sublandlord a Substitute Letter of Credit, then Sublandlord shall have the right, at any time after such event, without giving any further notice to Subtenant, to draw down the Letter of Credit and to hold the proceeds thereof (the "SECURITY PROCEEDS") in a segregated bank account, bearing interest in the name of Sublandlord, which may be withdrawn and applied by Sublandlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. If Sublandlord draws down the Letter of Credit pursuant to this subparagraph (d), then:

                  (1) Such draw and Sublandlord's right to hold the Security Proceeds pursuant to this subparagraph (d) shall be Sublandlord's sole remedy based on Subtenant's failure to timely deliver a Substitute Letter of Credit as required hereunder; and

                  (2) Within ten (10) days after the Prime Landlord has notified Sublandlord as to whether any damage exists with respect to the Demised Premises, Sublandlord shall return to Subtenant any Security Proceeds then being held by Sublandlord, to the extent that any such Security Proceeds exceed the amounts then due from Subtenant to Sublandlord.

            Nothing contained in this paragraph 6(d), however, shall prevent Sublandlord from exercising all of its rights and remedies under the Sublease in the event Subtenant fails to deliver in a timely manner a Substitute Letter of Credit.

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            (e)   To the extent that Sublandlord has not previously drawn upon any Letter of Credit or Security Proceeds (collectively, the "COLLATERAL") held by Sublandlord, and to the extent that Subtenant has faithfully performed all of its covenants and obligations hereunder and is not otherwise in default of its obligations under this Sublease as of the expiration or earlier termination of this Sublease, Sublandlord shall return such Collateral to Subtenant within ten
(10) days after the Prime Landlord notified Sublandlord as to whether any damage exists with respect to the Demised Premises.

            7.    Additional Rent.

            (a) Subtenant shall pay, in addition to Base Rent, its Proportionate Share (as hereinafter defined) of the (a) Operating Costs (as defined in the Prime Lease) which are in excess of the Operating Costs in the Operating Cost Base Year, and (b) Taxes (as defined in the Prime Lease) which are in excess of the Taxes in the Tax Base Year (both of which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). For purposes of calculating such excess amounts, the term "Operating Cost Base Year" shall be calendar year 2005 and "Tax Base Year" shall be fiscal tax year 2005; Operating Costs shall be appropriately adjusted to 95% occupancy when establishing the Base Year. At the time that Sublandlord notifies Subtenant of the amount of Additional Rent, Sublandlord shall provide Subtenant with copies of any appropriate supporting documentation provided by Prime Landlord setting forth the amount said excess Operating Expenses and Taxes. Subtenant shall have the right to exercise Sublandlord's audit rights pursuant to Article 9.3(b) of the Prime Lease with respect to the Demised Premises; provided that Sublandlord shall have no obligation to conduct any independent audit. All payments due by Subtenant under this Section 7(a) shall be made on the same day as comparable payments are due by Sublandlord under the Prime Lease. Subtenant's obligations hereunder shall survive the expiration of the Sublease. Subtenant's Proportionate Share with respect to the Demised Premises shall be equal to the Rentable Area set forth in paragraph 1 of this Agreement of Sublease, divided by 74,426 square feet (provided, however, that if less than 95% of the Building is occupied by tenants at any time during the term of this Sublease (including during the Operating Cost BaseYear), then the cleaning charges for such period shall be extrapolated by Sublandlord to the estimated cleaning charges that would have been incurred if the Building had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the amount of the cleaning charges for such period).

            (b) Subtenant shall also pay as Additional Rent, commencing on the Commencement Date, one hundred percent (100%) of all electricity charges with respect to the Building, and one hundred percent (100%) of any other utility charges to the extent required under the Prime Lease. Subtenant shall pay such charges within thirty (30) days of receipt of billing from Sublandlord.

            8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease upon notice to Subtenant. Except as otherwise expressly

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provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease (including the amount of Base Rent and Additional
Rent), Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease, respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

      Notwithstanding the foregoing, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article 8 of the Prime Lease), or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord. To the extent that Sublandlord receives any abatement of Rent hereunder as a result of the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises, Subtenant shall receive a proportional abatement of its Rent due hereunder. Sublandlord agrees to use commercially reasonable best efforts to cause the Prime Landlord to perform all of the Prime Landlord's obligations under the Prime Lease, provided, however, that "reasonable efforts" shall not require Sublandlord to expend any sums or commence any proceedings in connection with the same. Sublandlord agrees that Subtenant may bring an action in Sublandlord's name to enforce any obligation of Prime Landlord, at Subtenant's sole cost and expense.

            9.    Insurance.

                  (a) Subtenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance in the amount and otherwise in conformance with the requirements of the Prime Lease.

                  (b) Subtenant shall deliver to Sublandlord certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than fifteen (15) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, Sublandlord may effect the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

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                  (c)   All policies of insurance as aforesaid shall name both
Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord,

            10. Defaults. If Subtenant shall (i) fail to pay when due any Rent or other sums due hereunder, or (ii) fail to faithfully perform any other obligation under this Sublease, or (iii) default under Article 21 of the Prime Lease, then Subtenant shall be in default of this Sublease and, should Subtenant fail to remedy the same within the applicable Notice Period, Sublandlord shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease. Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant.

            Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the "Notice Periods") contained in the Prime Lease for giving of notices, making of demands, curing defaults or performing any act, condition or covenant on the part of "Tenant", thereunder, are changed for the purpose of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five
(5) fewer days to observe or perform hereunder than Sublandlord has as the "Tenant" under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of five (5) days or less, then Subtenant shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notice, make any such demands, cure any such default or perform any such act, condition or covenant; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Subtenant shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

            11. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

            12.   Assignments and Further Subleases.

            (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold or delay its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

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            (b)   In the event Subtenant subleases or assigns all or part of the
Demised Premises to a tenant pursuant to Section 12 (a) above, and, after deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including attorneys fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord fifty percent (50%) of the amount by which the said tenant's payment obligations exceed the Subtenant's payment obligations hereunder; provided however that Sublandlord shall be entitled to one hundred percent (100%) of such excess payments if Subtenant is in default hereunder.

            13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

            14. Indemnification. Subtenant and Sublandlord shall be governed by the terms of Sections 15.3 and 15.3A, of the Prime Lease with respect to each party's indemnification of the other, provided, however, that Subtenant's indemnity obligations thereunder shall run to both Sublandlord and the Prime Landlord.

            15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:

                  In the case of Subtenant, to

                  Prior to Occupancy:

                  Empirix Inc.
                  1430 Main Street
                  Waltham, MA 02451
                  Attn: Chief Financial Officer

                  After Occupancy:

                  Empirix, Inc.
                  20 Crosby Drive, Building 1
                  Bedford, MA 01730
                  Attention: Chief Financial Officer

                  In the case of Sublandlord, to

                  RSA Security Inc.
                  174 Middlesex Turnpike
                  Bedford, MA 01730
                  Attn: Margaret Seif, General Counsel

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received or refused.

            16. Surrender. Upon the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises, broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and casualty excepted, and Subtenant shall remove from the Demised Premises all of its personal property, furnishings and trade fixtures. Subtenant's obligations to perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease.

            17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, Subtenant shall become a month-to-month tenant at two hundred percent (200%) of the Rent then in effect, subject to all of the terms, conditions, covenants and agreements of this Sublease. Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all claims made against Sublandlord resulting from Sublandlord's delay in delivering possession of the Demised Premises to Prime Landlord as a result of Subtenant's failure, if any, to so surrender the Demised Premises.

            18. Sublandlord's Compliance with Prime Lease. Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease, and covenants and agrees that it shall not enter into any modification or other agreement with respect to the Prime Lease which would (i) constitute a default under the provisions of the Prime Lease or prevent or adversely affect the use by Subtenant of the Demised Premises in accordance with the terms of this Sublease, (ii) increase the obligations of Subtenant or decrease its rights under this Sublease, or (iii) in any other way increase the Rent or Additional Rent required to be paid by Subtenant under the terms of this Sublease or, to the extent applicable, under the terms of the Prime Lease. Sublandlord hereby represents and warrants that the Prime Lease (a) is presently in full force and effect, and has not been amended or modified except as provided above, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease and (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord. SUBLANDLORD FURTHER ACKNOWLEDGES THAT ITS TERMINATION RIGHT AS SET FORTH IN PARAGRAPH 1 TO THE RIDER TO THE PRIME LEASE WITH RESPECT TO BUILDING ONE HAS EXPIRED, AND THAT NEITHER SUBLANDLORD NOR SUBTENANT HAS ANY SUCH TERMINATION RIGHTS.

      Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if Prime Landlord's consent must be obtained under the Prime Lease in such cases. In the event Prime Landlord's consent is so obtained, Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

            19. Casualty and Taking. In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord as set forth in the Prime Lease with respect thereto. In addition, in the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises, Subtenant shall be entitled to exercise, if applicable, the "Tenant's" termination rights set forth in 18.4(a), 18.4(b) or 20.2 of the Prime Lease with respect to the Demised Premises, provided, however, that it must provide notice of any such termination twenty (20) days earlier than required by Sublandlord under the terms of the Prime Lease.

            20. Broker. The parties warrant that they have had no dealings with any broker or agent in connection with this Sublease except for T3 Realty Advisors and Meredith & Grew, Inc. Sublandlord and Subtenant each covenant to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by and broker or agent other than the brokers designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be solely responsible for payment of any brokerage commission to the brokers designated in this Section pursuant to separate agreement.

            21.   General Provisions.

                  (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

                  (b) Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

                  (c) Entire Agreement. This Sublease contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

                  (d) Conflicts Between this Sublease and the Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this

Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

                  (e) Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

                  (f) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

                  (g) Counterparts. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

                  (h) No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

                  (i) Parking. Subtenant shall have the right to use, in common with others, on a non-reserved basis, the parking spaces in the area shown as Tenant's Exclusive Parking Area" pursuant to Article 2.3 of the Prime Lease, subject to any restrictions or regulations set forth in the Prime Lease. Subtenant acknowledges that it has no parking rights except for the "Tenant's Exclusive Parking Area."

                  (j) Signage. Subject to the prior consent of Sublandlord and Prime Landlord, Subtenant shall have the right to erect building standard signage at the Demised Premises and the Building in accordance with the provisions of the Prime Lease. Sublandlord shall not unreasonably withhold or delay its consent to Subtenant's proposed signage.

                  (k) Access. Subtenant shall have access to the Demised Premises and the parking areas appurtenant thereto twenty-four (24) hours per day, three hundred sixty five (365) days per year, and shall have the right to use the existing card readers throughout the Building. Subtenant shall be solely responsible for the setup, use, operation, and maintenance of said system. Sublandlord makes no representations or warranties that the existing security system is operational or sufficient for Subtenant's use, and Subtenant accepts such card security system in its "as is" condition.

                  (l) Consent of Prime Landlord. The terms and conditions of this Sublease, and all rights and obligations of the parties hereunder, are subject to the consent of the Prime Landlord.

            IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                       SUBLANDLORD:

                                       RSA Security, Inc.

                                       By:  /s/Jeffrey D. Glidden
                                            ------------------------------------
                                       Its: CFO

                                       SUBTENANT:

                                       Empirix Inc.

                                       By:  /s/Paul G. Fitzgerald
                                            ------------------------------------
                                            Paul G. Fitzgerald
                                       Its: Corporate Controller

                                    EXHIBIT A

                                   Prime Lease

                                Attached hereto.

                                    EXHIBIT B

                              Outline of the Space

                                Attached hereto.
                      [architectural drawings of the space]

                                   EXHIBIT B-1

                                 Expansion Area

                                Attached hereto.
                             [architectural drawing]

                                    EXHIBIT C

                                 Landlord's Work

EXHIBIT C

SCOPE OF RENOVATIONS: RSA ITEMS

20 Crosby Drive, Bedford, Massachusetts
April 30, 2004

1.    R     Remove all existing systems furniture (cubicles).

      R Paint all GWB walls in demised premises. Two coat coverage. Paint to be selected from leading manufacturer. No special finishes.

      R Replace carpet throughout demised premises unless identified otherwise in drawings. Carpet to be per the samples provided by RSA and Chapman Construction. $18 allowance assumed in allowance. See letter of transmittal dated 4/13/2004 to Empirix.

      R Paint existing hollow metal doors and frames. Existing extruded aluminum door frames to remain as is, except where trim is to be replaced with demolition materials. Existing stained doors to remain as is.

2.    R     Demolish former Production and Packing Rooms.

      R     Install carpet throughout space.

      R     Infill ACT.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

4.    R     Demolish 3 enclosed rooms, 6 private offices and 2 closets.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

      R     Interior windows to CITG Lab are no longer required.

5.    R     Demolish existing partition separating two rooms to create one larger room.

      R     Remove one door and frame; infill with GWB.

      R     Infill ACT.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

6.    R     Demolish 1 existing private office.

      R     Infill ACT.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas. Remove two supplemental coils. Tie ducts into base building system.

7.    R     Provide new cabinet fronts with new plastic laminate selected by
            Empirix.

      R Resurface front faces of cabinet carcasses with new plastic laminate selected by Empirix.

      R     Replace VCT floor tile in second floor kitchen.

8.    R     Replace all carpet on Floor 2. Carpet selection by Empirix.

Empirix 20 Crosby Drive, Bedford, Massachusetts
Scope of Renovations: Exhibit D RSA Items
April 30, 2004
Page 2

10.   R     Demolish 4 existing private offices.

      R     Infill ACT.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

11.   R     Demolish 3 existing private offices.

      R     Infill ACT.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

12.   R     Demolish 2 existing private offices.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

      R     Infill ACT.

13.   R     Paint all dry wall surfaces in labs

14.   R     All tile to remain as is in labs that remain.

15.   R     IT Data Center: 15 tons cooling, thirty (30) 20 AMP dual outlet receptacles.

16.   R     ETS lab: 5 tons cooling, ten (10) 20 AMP dual outlet receptacles.

17.   R     CITG lab: 10 tons cooling, Twenty four (24) 20 AMP dual outlet receptacles.

21.   R     UPS, generator and HVAC systems brought to good working order.

24.   R     Carefully remove and tag existing Tel Data for re-use.

25.   R     Provide standard VCT in existing lab space.

26.   R     Demolish 5 existing private offices.

      R     Infill ACT.

      R Modify HVAC, fire protection, lighting, and life safety as required for new cubicle areas.

29.   R     Repair shade in Training Room.

                                    EXHIBIT D

                            Plans and Specifications
                            ------------------------
                            [architectural drawings]

                                    EXHIBIT E

                                 Subtenant Work

EXHIBIT E

SCOPE OF RENOVATIONS: EMPIRIX ITEMS
20 Crosby Drive, Bedford, Massachusetts
April 30, 2004

3.    E     Erect new systems furniture (cubicles) as directed by Empirix.
            Layout by M&A (with Empirix). Power, voice/data connections by engineer. Final cubicle size to be determined by Empirix. Layout shown is for illustration only.

9.    E     Erect partition to screen Break Area.

18.   E     Any additional air conditioning or electrical requirements will be by Empirix.

19.   E     Relocate and install the Inergen system in IT Data Center. Expand as required.

20.   E     Bring and existing IT Data Center partitions to deck and seal room for Inergen system.

22.   E     Remove and infill door out of IT Data Center into CITG Lab. Retain one existing double door and one existing single door from the IT
            Data Center into the corridor.

23.   E     Create Inergen tank storage room.

25.   E     Add wire partition to separate lab into three spaces.

27.   E     Telephone stations: Replace with new stations with plastic laminate selected by Empirix. Carry as add alternative.

      E     Construct privacy wall to enclose break area for training customers.

28.   E

30.   E     Add door in Board Room to Equipment room use existing salvage door
            (removed during first floor demolition) from demo area.

31.   E     Add salvaged window to PSO Lab (removed during first floor demolition).

32.   E     Relocate existing supplemental cooling unit in PSO Lab to
            Engineering Lab.

33.   E     Add door to Engineering Lab to access third space. - use existing door from Demolition area

34.   E     Add voice/data/electrical floor devices in enlarged rooms.

                                    EXHIBIT F

                          Notice of Lease Commencement

SUBLANDLORD: RSA Security, Inc.

SUBTENANT: Empirix, Inc.

SUBLEASE DATED: May ___, 2004

PREMISES: A Portion of Building No. 1, 20 Crosby Drive, Bedford, MA

      The parties hereto agree that the Commencement Date of the above-referenced Sublease is _______, 2004.

      IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                       SUBLANDLORD:

                                       RSA SECURITY INC.

                                       By:  ____________________________________
                                       Its: ____________________________________

                                       SUBTENANT:

                                       EMPIRIX, INC.

                                       By:  ____________________________________
                                       Its: ____________________________________